EXHIBIT P

                          OTHER INFORMATION REGARDING
                        VAN ECK ASSOCIATES CORPORATION

      The directors and principal executive officer of Van Eck Associates Corporation and their principal occupations are as shown below. The business address of each such person is 99 Park Avenue, New York, New York 10016.


NAME AND POSITION WITH
PORTFOLIO MANAGER                   PRINCIPAL OCCUPATION
----------------------              --------------------

John C. van Eck, CFA                Chairman of the Board, Van Eck Funds and
Chairman of the Board and Director  Van Eck Worldwide Insurance Trust;
                                    President, Chief Executive Officer,
                                    Chairman of the Board and Director, Van
                                    Eck Securities Corporation.

Philip D. DeFeo
President, Chief Executive Officer
and Director

Fred M. van Eck                     Trustee, Van Eck Funds and Van Eck
Director                            Worldwide Insurance Trust; Director, Van
                                    Eck Securities Corporation; Private
                                    Investor.

Sigrid S. van Eck                   Vice President, Assistant Treasurer and
Director, Vice President            Director, Van Eck Securities Corporation.
and Assistant Treasurer

Derek S. van Eck, CFA               Director, Van Eck Securities Corporation;
Director, Executive Vice President Executive Vice President of Van Eck Funds; and Director of Global Investments President of Global Hard Assets Fund
                                    series of Van Eck Funds and Worldwide Hard
                                    Assets Fund series of Van Eck Worldwide
                                    Insurance Trust; Vice President of Global
                                    Balanced Fund, Gold Opportunity Fund and
                                    Asia Infrastructure Fund series of Van Eck
                                    Funds.

Jan F. van Eck                      Director and Executive Vice President, Van
Director                            Eck Securities Corporation.

Henry J. Bingham                    Executive Vice President, Van Eck Funds
Executive Managing Director         and Van Eck Worldwide Insurance Trust;
                                    President, International Investors Gold
                                    Fund series of Van Eck Funds.

Bruce J. Smith                      Senior Managing Director, Portfolio
Senior Managing Director,           Accounting, Van Eck Securities
Portfolio Accounting                Corporation; Vice President and Treasurer,
                                    Van Eck Funds and Van Eck Worldwide
                                    Insurance Trust.



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Van  Eck Associates Corporation also acts as investment adviser or sub-adviser
(in the case of PIMCO) to the following registered investment companies having
similar  investment  objectives and policies to  those  of  the   Hard  Assets
Series.   The table below sets forth the name of each such investment company, its approximate net assets as of ________, 1997 and the annual advisory fee received by Van Eck Associates Corporation (as a percentage of average daily net assets).


NAME OF INVESTMENT COMPANY  NET ASSETS   ANNUAL INVESTMENT ADVISORY FEE
--------------------------  ----------   ------------------------------

Van Eck Funds:
  Gold/Resources Fund      $175,235,000  .75% on first $500 million;
                                         .65% on next $250 million and
                                         .50% on assets above $750 million.
  Gold Opportunity Fund    $  9,854,000  1.00% of average daily net assets.

Van Eck Worldwide Insurance Trust:
  Gold and Natural
    Resources Fund         $183,177,000  1.00% on first $500 million; .
                                         90% on next $250 million and
                                         .70% on assets above $750 million.

PIMCO Precious Metals Fund $ 60,363,000  .375% on first $200 million and
                                         .35% on assets above $200 million.



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